Exhibit 10.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”), dated June 30, 2026, by and among Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Parent”), Gravitics Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Acquisition Subsidiary”), and Gravitics, Inc., a Delaware corporation (the “Company”), pursuant to which the Acquisition Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Parent.

WHEREAS, the Parties entered into the Agreement and Plan of Merger and Reorganization on March 6, 2026 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to (A) extend the Outside Termination Date, (B) provide for certain resale registration rights for a holder of a Convertible Note (as defined below) and (C) revise certain of the closing conditions set forth in Sections 5.1 and 5.3 of the Agreement.

NOW, THEREFORE, the Parties, each intending to be legally bound hereby, do mutually covenant and agree as follows, subject to and effective as of the Effective Time (as defined below):

1. Capitalized words and terms not otherwise defined in this Amendment shall have the meaning ascribed to such words and terms set forth in the Agreement.

2. Section 1.2 of the Agreement is hereby amended and restated as follows:

“1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lucosky Brookman LLP, commencing at 10:00 a.m. local time on or before September 30, 2026, or on such other date that the Parties may mutually agree upon in writing, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close.”

3. Section 4.18 of the Agreement is hereby amended and restated as follows:

“4.18 Resale Registration Statement. Within sixty (60) days after the Effective Time, the Post-Merger Parent shall prepare and file a Registration Statement on Form S-1, or a Registration Statement on Form S-3, if the Post-Merger Parent is then eligible to use a Form S-3 (in either case, a “Resale Registration Statement”), with the SEC to register the resale of (a) all the Merger Shares that were not issued pursuant to the Form S-4 Registration Statement or are held by affiliates of the Post-Merger Parent and (b) the shares issuable upon conversion of amounts due under a convertible promissory note in the outstanding principal amount of $809,705.75 (the “Convertible Note”) that was purchased from the Parent by Defender Opportunity LLC, a non-affiliate of the Parent, on June 24, 2026, and the Post-Merger Parent shall use Reasonable Best Efforts to have such Resale Registration Statement declared effective as soon as practicable after the filing thereof.”

4. Section 5.1(f) and (g) are hereby amended and restated as follows:

“(f) Upon completion of the Merger, all amounts due under the Convertible Note shall have automatically been converted into Parent Common Stock at a conversion price of $0.01966 per share (pre-Reverse Stock Split) with the any shares issued in connection with such conversion to be included in the Parent Stockholders’ 4.5% equity ownership in the Parent as of the Effective Time; and,”

“(g) Immediately following the Effective Time, the remaining approximately $300,000 (plus accrued interest) of indebtedness owed to Dr. Hsiao and Dr. Frost or his Affiliate, in the aggregate, shall have been repaid.”

5. Section 5.3(m) is hereby amended and restated as follows:

“(m) The Parent shall have no debt other than (i) the $809,705.75 due under the Convertible Note, which will be converted to Parent Common Stock pursuant to Section 5.1(f) hereof, and (ii) the approximately $300,000 (plus accrued interest) owed to Dr. Hsiao and an affiliate of Dr. Phillip Frost’s Affiliate, in the aggregate, which will be repaid pursuant to Section 5.1(g) hereof.”

6. Section 8.2 is hereby amended and restated as follows:

“8.2 Termination for Failure to Close. This Agreement shall automatically be terminated if the Closing Date shall not have occurred by September 30, 2026, unless extended by the mutual written agreement of the Parties (the “Outside Termination Date”).”

7. In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

8. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile and electronic signatures shall be treated in all respects and for all purposes as originals.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PARENT:

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	Chief Financial Officer

ACQUISITION SUBSIDIARY:

GRAVITICS MERGER SUB, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	President

COMPANY:

GRAVITICS, INC.

By:	/s/ Colin Doughan
Name:	Colin Doughan
Title:	Chief Executive Officer